Exhibit 77(a)(5)

ING INVESTORS TRUST

AMENDMENT #64 TO THE AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

Effective: June 14, 2010

The undersigned being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VI, Sections 6.2 and 6.3 and Article XI, Section 11.4 of the Trust’s Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the “Declaration of Trust”), hereby amend the Declaration of Trust to

1.           Re-designate ING Wells Fargo Omega Growth Portfolio to ING Large Cap Growth Portfolio by amending the second sentence of Section 6.2 of the Declaration of Trust to read as follows:

“The Series that have been established and designated as of the date first above written are as follows:

ING American Funds Asset Allocation Portfolio
ING American Funds Bond Portfolio
ING American Funds Growth Portfolio
ING American Funds Growth-Income Portfolio
ING American Funds International Portfolio
ING American Funds World Allocation Portfolio
ING Artio Foreign Portfolio
ING BlackRock Inflation Protected Bond Portfolio
ING BlackRock Large Cap Growth Portfolio
ING BlackRock Large Cap Value Portfolio
ING Clarion Global Real Estate Portfolio
ING Clarion Real Estate Portfolio
ING DFA Global All Equity Portfolio
ING DFA Global Allocation Portfolio
ING FMRSM Diversified Mid Cap Portfolio
ING Franklin Income Portfolio
ING Franklin Mutual Shares Portfolio
ING Franklin Templeton Founding Strategy Portfolio
ING Global Resources Portfolio
ING Goldman Sachs Commodity Strategy Portfolio
ING Janus Contrarian Portfolio
ING JPMorgan Emerging Markets Equity Portfolio
ING JPMorgan Small Cap Core Equity Portfolio
ING Large Cap Growth Portfolio
ING Limited Maturity Bond Portfolio

ING Liquid Assets Portfolio
ING Lord Abbett Growth and Income Portfolio
ING Marsico Growth Portfolio
ING Marsico International Opportunities Portfolio
ING MFS Total Return Portfolio
ING MFS Utilities Portfolio
ING Morgan Stanley Global Franchise Portfolio
ING Morgan Stanley Global Tactical Asset Allocation Portfolio
ING Multi-Manager International Small Cap Portfolio
ING Oppenheimer Active Allocation Portfolio
ING PIMCO High Yield Portfolio
ING PIMCO Total Return Bond Portfolio
ING Pioneer Equity Income Portfolio
ING Pioneer Fund Portfolio
ING Pioneer Mid Cap Value Portfolio
ING Retirement Conservative Portfolio
ING Retirement Growth Portfolio
ING Retirement Moderate Growth Portfolio
ING Retirement Moderate Portfolio
ING T. Rowe Price Capital Appreciation Portfolio
ING T. Rowe Price Equity Income Portfolio
ING Templeton Global Growth Portfolio
ING U.S. Stock Index Portfolio
ING Van Kampen Growth and Income Portfolio
ING Wells Fargo Health Care Portfolio
ING Wells Fargo Small Cap Disciplined Portfolio”

The foregoing shall be effective upon the date first written above.

_/s/ Colleen D. Baldwin________ Colleen D. Baldwin, as Trustee	_/s/ J. Michael Earley_________ J. Michael Earley, as Trustee
_/s/ John V. Boyer____________ John V. Boyer, as Trustee	_/s/ Patrick W. Kenny________ Patrick W. Kenny, as Trustee
_/s/ Patricia W. Chadwick__________ Patricia W. Chadwick, as Trustee	_/s/ Shaun P. Mathews________ Shaun P. Mathews, as Trustee
_/s/ Robert W. Crispin_________ Robert W. Crispin, as Trustee	_/s/ Sheryl K. Pressler___________ Sheryl K. Pressler, as Trustee
_/s/ Peter S. Drotch____________ Peter S. Drotch, as Trustee	_/s/ Roger B. Vincent___________ Roger B. Vincent, as Trustee